As filed with the Securities and Exchange Commission on March 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sionna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2801521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Hickory Drive, Suite 500 Waltham, MA	02451
(Address of Principle Executive Officers)	(Zip Code)

Sionna Therapeutics, Inc. 2025 Stock Option and Incentive Plan

(Full title of the plans)

Michael Cloonan, M.B.A.

President and Chief Executive Officer

Sionna Therapeutics, Inc.

21 Hickory Drive, Suite 500

Waltham, MA 02451

(Name and address for agent for service)

(617) 819-2020

(Telephone number, including area code, of agent for service)

Copies to:

William D. Collins

Janet Hsueh

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 (the “Registration Statement”) is filed to register the offer and sale of an additional 1,788,943 shares of the Registrant’s common stock, $0.001 par value per share (the “Common Stock”), to be issued under the Registrant’s 2025 Stock Option and Incentive Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-284778) filed by the Registrant on February 7, 2025.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 284352)).

4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284352)).

4.3	Third Amended and Restated Investors’ Rights Agreement, by and between the Registrant and certain of its stockholders, dated as of March 4, 2024 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284352)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Sionna Therapeutics, Inc. 2025 Stock Option and Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284352)).

99.2	Sionna Therapeutics, Inc. 2025 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284352)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on this 2nd day of March, 2026.

SIONNA THERAPEUTICS, INC.

By:	/s/ Michael Cloonan
Name: Michael Cloonan, M.B.A.
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each individual whose signature appears below hereby constitutes and appoints each of Michael Cloonan, M.B.A. and Elena Ridloff, C.F.A., as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael Cloonan Michael Cloonan, M.B.A.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2026

/s/ Elena Ridloff Elena Ridloff, C.F.A.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2026

/s/ Paul Clancy Paul Clancy, M.B.A.	Chair of the Board of Directors	March 2, 2026

/s/ Bruce Booth Bruce Booth, D.Phil.	Director	March 2, 2026

/s/ H. Edward Fleming, Jr. H. Edward Fleming, Jr., M.D.	Director	March 2, 2026

/s/ Lucian Iancovici Lucian Iancovici, M.D.	Director	March 2, 2026

/s/ Joshua Resnick Joshua Resnick, M.D., M.B.A.	Director	March 2, 2026

/s/ Marcella Kuhlman Ruddy Marcella Kuhlman Ruddy, M.D.	Director	March 2, 2026

/s/ Laurie Stelzer Laurie Stelzer, M.B.A.	Director	March 2, 2026

/s/ Peter A. Thompson Peter A. Thompson, M.D.	Director	March 2, 2026

/s/ Joanne Louise Viney Joanne Louise Viney, Ph.D.	Director	March 2, 2026